UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 8, 2008 (July 30, 2008)
CMP SUSQUEHANNA RADIO HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-143558	20-4530834

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA	30305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On July 30, 2008 the registrant received the resignations of Kent Weldon, Soren Oberg, Ian Loring, and John Connaughton from the registrant’s board of directors, each effective on such date.
     The foregoing resignations were in connection with certain modifications to corporate governance rights related to the registrant. As previously disclosed, in October 2005 the registrant’s ultimate parent, Cumulus Media Partners, LLC (“CMP”), and its four members entered into an equityholders’ agreement (the “Equityholders’ Agreement”) that, among other things, governs the economic and voting characteristics of the units representing limited liability company membership interests in CMP, and certain rights and obligations regarding CMP’s subsidiaries. The Equityholders’ Agreement originally provided that the boards of directors of each of CMP and its applicable subsidiaries (including the registrant) would be comprised of eight members: two directors designated by each member, and each member would agree to vote for the board nominees of the others. Pursuant to an amendment to the Equityholders’ Agreement, which took effect on July 30, 2008, two of the members of CMP have elected to assume non-attributable ownership status for their interests in CMP for regulatory purposes, and therefore have waived their rights to designate board members of the registrant and agreed that their respective board designees will resign. Consequently, Cumulus Media Inc. (“Cumulus”) and an affiliate of The Blackstone Group (“Blackstone”), as the remaining members who have not assumed non-attributable ownership status of CMP, will each have the right to appoint one-half of the directors on the boards of CMP and its applicable subsidiaries (including the registrant), and have agreed that any significant action taken by the board of directors of CMP or its direct subsidiary, CMP Susquehanna Holdings Corp. (“Holdings”), including certain significant actions with respect to the registrant, must be approved by a majority of the directors present at the board meeting and by a majority of the directors designated by Blackstone.
Section 8 — Other Events
Item 8.01 — Other Events.
     In connection with the amendment to the Equityholders’ Agreement described in Item 5.02, the members of CMP also amended the previously disclosed Advisory Services Agreement pursuant to which the members of CMP other than Cumulus provide certain ongoing advisory and consulting services for an aggregate cash annual fee equal to the greater of $1.0 million or 1% of CMP’s Adjusted EBITDA (as defined in the Advisory Services Agreement). Pursuant to the amendment, those members of CMP who have elected to assume non-attributable ownership status of CMP for regulatory purposes have ceased providing such services effective July 30, 2008 and, as a result, CMP’s annual aggregate payment obligation for such services will be reduced by two-thirds and will be payable solely to Blackstone, as the sole remaining member continuing to provide such services.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMP SUSQUEHANNA RADIO HOLDINGS CORP.
By:	/s/ Martin R. Gausvik
	Name:	Martin R. Gausvik
	Title:	Executive Vice President, Treasurer and Chief Financial Officer

Date: August 8, 2008